EXHIBIT 10.3

CONSENT AGREEMENT

This Consent Agreement (this “Agreement”) is dated as of July 29, 2014, between Cellectar Biosciences, Inc. (f/k/a Novelos Therapeutics, Inc.), a Delaware corporation (the “Corporation”), and each undersigned holder of the Corporation’s 8% Convertible Debentures due February 6, 2016 (the “Debentures”).

WHEREAS, the undersigned are holders of Debentures, which Debentures were issued on February 6, 2014 pursuant to that certain Securities Purchase Agreement dated as of February 6, 2014 between the Corporation and the holders of the Debentures (the “Securities Purchase Agreement”), which holders are identified on Exhibit A hereto;

WHEREAS, the Corporation is seeking to issue and sell its promissory notes (the “Promissory Notes”) in aggregate principal amount of up to $1 million in one or more tranches (collectively, the “Bridge Financing”), and the Corporation requires the consent of, and certain approvals from, the holders of a majority in principal amount of the Debentures (the “Majority Holders”); and

WHEREAS, the Corporation desires to provide notice of and the opportunity to participate in the Bridge Financing to each holder of Debentures;

NOW THEREFORE, the parties hereto agree as follows:

1.         Certain Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Securities Purchase Agreement.

2.         Notice of Bridge Financing. By delivery of this Agreement, notice is hereby given to each holder of the Debentures of the Corporation’s intention to complete the Bridge Financing substantially on the terms set forth in the attached summary on Exhibit B. Each holder of Debentures is hereby offered the opportunity to participate in the initial tranche of the Bridge Financing based on its pro rata portion of $500,000 (such pro rata to be determined based on the principal amount of each Debenture holder’s Debenture relative to the aggregate principal amount of all Debentures). In addition, each holder of Debentures may express interest in participating above such pro rata in the initial tranche of the Bridge Financing. Any such indication of interest shall be provided in writing to the Corporation not later than July 29, 2014, and the holder may provide such indication of interest on its signature page hereto. In the event the initial tranche of the Bridge Financing is over-subscribed, the Corporation shall (1) allocate to each holder of Debentures electing to participate in the Bridge Financing its pro rata portion of $500,000, and (2) allocate to each holder of Debentures expressing interest in participating in excess of its pro rata the amount of such oversubscription; provided that, if the aggregate amounts set forth in all indications of interest exceeds $1 million, the Corporation shall reduce the participation of the over-subscribing holders of Debentures ratably based on the amount of their oversubscriptions. Participation in any subsequent tranche of the Bridge Financing shall be allocated and completed in accordance with, and subject to the terms and conditions of, the definitive documentation executed in connection with the Bridge Financing.

3.         Consent of Holders of Debentures. The undersigned holders of Debentures, constituting the Majority Holders, hereby consent in all respects, in accordance with Section 7 of the Debentures, to the Bridge Financing, including without limitation (i) the issuance and sale of Promissory Notes in the aggregate principal amount of up to $1 million on substantially the terms set forth in Exhibit B, (ii) the creation of any lien, security interest or other encumbrance on the assets of the Corporation in connection therewith, and (iii) the repayment of the Promissory Notes in accordance with their terms.

4.         Amendment of Securities Purchase Agreement. The undersigned holders of Debentures, having the power to amend the Securities Purchase Agreement on behalf of themselves and all other holders of Debentures, hereby amend the definition of “Exempt Issuance” set forth therein by re-lettering the existing clause “(c)” as clause “(d)” and by inserting a new immediately preceding clause “(c)” as follows: “(c) up to $1 million in aggregate principal amount of promissory notes issued after the date hereof,”.

5.         Entire Agreement. This Agreement, the Securities Purchase Agreement, the Debentures, and the exhibits and schedules hereto and thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. Except as expressly modified herein, the Securities Purchase Agreement and the Debentures remain in full force and effect.

6.         Choice of Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

7.         Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

IN WITNESS WHEREOF the undersigned have executed this Consent Agreement as of the date first above written.

THE CORPORATION:

CELLECTAR BIOSCIENCES, INC.

By:

[Debenture holder signature pages follow]

[Debenture Holder SIGNATURE PAGES TO CONSENT AGREEMENT]

IN WITNESS WHEREOF, the undersigned has caused this Consent Agreement to be duly executed by its authorized signatory as of the date first indicated above.

Name of Debenture Holder:

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:

Title of Authorized Signatory:

The holder declines to participate in the Bridge Financing

The holder intends to participate in the Bridge Financing

Participation Amount (including oversubscription): $_____________

EXHIBIT A

Debenture Holders

Holder	Principal Amount of Debenture

Greenway Properties, Inc.	$1,316,250
Hertzberg Family Trust (TD 6/4/96)	$1,316,250
Venture Investors (ESF IV LP)	$500,000
ENSO Ventures 2 Limited	$350,000
MIG Commercial Real Estate, LLC	$100,000
Marc Vaccaro	$100,000
WIP-Novelos LLC	$167,500
Dean S. Woodman	$100,000
Scheinberg Family Trust	$50,000
Total	$4,000,000

EXHIBIT B

Cellectar Biosciences, Inc.

Short-Term Bridge Note

—CONFIDENTIAL—

The purpose of this document is to facilitate the discussion of the terms of a proposed EXTENSION OF DEBT TO the Company (the “Transaction”). The actual terms remain subject to negotiation and the completion of a mutual agreement and definitive documentation. This outline does not constitute a contractual commitment of the Company or the Investor(s) but merely represents a discussion document.

Summary of Terms for Discussion

Debt Issuer:	Cellectar Biosciences, Inc. (the “Company”)
Debt Issue:	60-Day Secured Bridge Notes (the “ Bridge Notes”)
Bridge Note Security Interest:	General Business Security Agreement (GBSA) covering assets of Cellectar Biosciences, Inc. GBSA also to apply to obligations under 8% Debentures assuming $500,000 minimum commitment for Bridge Notes
Interest:	8.0% annual paid at maturity or upon repayment.
Maturity:	60-days from issuance or simultaneous with the closing of any equity offering of $1,000,000 or greater, whichever event occurs first.
Required Consent

Holders of a majority of the outstanding principal amount of the 8% Convertible Debentures issued February 6, 2014, having maturity on February 6, 2016, must consent to the terms and issuance of this Bridge Note.

Debt Issuance Amount and Timing of Funding

$500,000 minimum initial commitment. For a period of 30-days from date of execution of definitive documentation, Company will have the right to draw down any amount up to the full amount of the initial commitment by providing a three –day notice to participants. The amount of the draw down will be funded pro-rata by each Bridge Note participant, or greater in the case of oversubscription. Further, for a period of 30-days from the date issuance, participants will have the option to increase their Bridge Notes in amount that in aggregate will not exceed an additional $500,000.

Events of Default:	All standard events
Issuance Date:	July 29, 2014 or earlier
Modifications to Terms, Actions to Seek Remedy	Require consent of the Holders of a majority of the outstanding principal amount of the 60-day Bridge Notes.